Exhibit 10.7

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED

WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND

EXCHANGE COMMISSION.

AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO Supply, Material Confidentiality and Non-Disclosure Agreement dated December 15th 2008 made as of the 15 day of January, 2010, by and between Applied Silicone Corporation (hereinafter called the “supplier”) and Biosil Ltd (hereinafter called “Customer”).

Whereas pursuant to a Supply, Material Confidentiality and Non-Disclosure Agreement dated December 15th 2008 wherein the Supplier agrees to supply implantable silicone materials and support services to Customer under the described terms and conditions.

Whereas, Customer purchased a total of [* * *] between January 1 and December 31 2010 and Supplier and Customer want to increase business volume and lower costs in 2011. Supplier will agree to an incentive rebate system based on increased levels in dollar value of purchases in 2011 over [* * *] greater than 2010 figure.

Now therefore the Parties covenant and agree to amend the Supply, Material Confidentiality and Non-Disclosure Agreement dated December 15th 2008 as follows:

1.	Section 3.1 is hereby modified to “Term. Subject to the terms of this Agreement, the Agreement will commence on the December 15th 2008 and shall terminate on December 15th 2014.

2.	A rebate of [* * *] shall be given on total purchases in 2011 to the customer if purchases in 2011 exceed [* * *].

3.	The increase over the base amount of [* * *] will include purchases made by any division of GC Aesthetics Group.

4.	The rebate will be issued as a credit to be used for purchases of material to be delivered between January 1, 2012 and March 31, 2012.

5.	Paragraph 5.1 shall continue at [* * *] after shipment from ASC factory.

6.	With the exception of the above, all other terms and conditions contained in the Supply, Material Confidentiality and Non-Disclosure Agreement dated December 15th 2008 are unchanged and remain binding on the parties.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED

WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND

EXCHANGE COMMISSION.

In witness whereof the parties have executed the Agreement

Applied Silicone Corporation

/s/ Alastair Winn	Date: 2/16/11
Alastair Winn, President

Biosil, LTD

/s/ Barry Hatt	Date: 14/3/11
Barry Hatt, General Manager

CONFIDENTIAL INFORMATION